UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [X]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                             DENTAL RESOURCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
5)   Total fee paid:

--------------------------------------------------------------------------------

     [_] Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

--------------------------------------------------------------------------------
          2)   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
          3)   Filing Party:

--------------------------------------------------------------------------------
          4)   Date Filed:

--------------------------------------------------------------------------------

                                  PRESS RELEASE
                                 AUGUST 10, 2001

                                            CONTACTS:
                                            Doug Murphy, Dental Resources, Inc.
                                            Tel: 1-800-328-1276

                                            Bryant Linares, Apollo Diamond, Inc.
                                            Tel:  617-742-5661


DENTAL RESOURCES, INC. ANNOUNCES SIGNING OF MERGER AGREEMENT WITH APOLLO DIAMOND, INC.

Minneapolis, August 10, 2001. Dental Resources, Inc., Delano, MN (DTLL: OTC BB) announced that it signed today an Agreement and Plan of Reorganization with Apollo Diamond, Inc. ("Apollo"), Boston, MA. Under the merger agreement, Apollo will merge with and into Dental Resources, Inc. ("Dental"). Dental's shareholders will be asked to approve the merger at a special meeting. Dental filed a preliminary proxy statement with the Securities and Exchange Commission ("SEC") on August 2, 2001 for this special meeting. Dental intends to hold the special shareholder meeting and to consummate the merger as soon as possible after the SEC has finished its review of Dental's proxy material.

In connection with the merger agreement, Dental signed an Asset Purchase Agreement with Dental Assets Acquisition, Inc., a Minnesota corporation ("DAA"). Under the asset purchase agreement, DAA will purchase Dental's assets and assume most of Dental's liabilities in exchange for a cash payment in the amount of $500,000 and a limited recourse note in the amount of $507,450. The consummation of the asset purchase is one of the conditions on which the merger of Apollo with and into Dental is contingent.

Apollo has developed proprietary technology to produce large, single crystal diamonds in a controlled, semiconductor type environment. Apollo's lab-created diamonds are highly pure single crystals that can be manufactured for both gemstones and advanced industrial purposes, in both insulating and semiconducting varieties. Large lab-created diamond crystals of gemstone quality have been produced through Apollo's low pressure production process. In addition to the gemstone market, Apollo is also targeting the wireless and optics market where the availability of low cost, high quality diamonds could be fundamental to a number of new high growth industries. The shares of Apollo are privately held.

Dental is currently engaged in manufacturing and marketing dental related products to dentists, dental clinics, hospitals and dental laboratories. Dental was incorporated in Minnesota in 1976. It became a public reporting company in 2000. Its shares are quoted on the Over The Counter Bulletin Board (OTC BB) under the ticker symbol DTLL.

                             ADDITIONAL INFORMATION

           Dental Resources, Inc. ("Dental") may solicit proxies from its shareholders in connection with the proposed merger with Apollo Diamond, Inc. ("Apollo") and the proposed sale of assets to Dental Assets Acquisition, Inc. Before distributing forms of proxy to Dental's shareholders in connection with any such solicitation, Dental will file proxy materials (a proxy statement and related documents) with the U.S. Securities and Exchange Commission (the "SEC") containing information regarding the participants in any such solicitation.
           Investors and shareholders are urged to read the proxy materials carefully when they are available. The proxy materials will contain important information about Dental and Apollo, the proxy solicitation, and related matters. Investors and shareholders will be able to obtain copies of the proxy materials free of charge through the web site maintained by the SEC at http://www.sec.gov.
           In addition to the proxy materials, Dental has filed annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed by Dental at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1.800.SEC.0330 for further information on the hours and locations of the public reference rooms. Dental's filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.
           Shareholders and investors may also obtain copies of documents Dental has filed with the SEC free of charge from Dental by requesting them in writing or by telephone at the following address:

                  Dental Resources, Inc.
                  530 South River Street
                  Delano, Minnesota 55328
                  Contact: Doug Murphy, Chief Executive Officer
                  Phone: 1-800-328-1276


                       INFORMATION CONCERNING PARTICIPANTS

           Dental, its directors, executive officers, certain other members of management and employees, agents and nominees may be deemed to be participants in any solicitation of its shareholders. Information concerning Dental's directors, executive officers and certain other employees will be contained in any Proxy Statement filed by Dental in connection with the proposed merger with Apollo.
           As of May 31, 2001, Dental's officers and directors beneficially owned, as a group, 281,746 shares of Dental common stock (as adjusted for the reverse stock split effective July 23, 2001), representing approximately 31.9% of the shares outstanding.
           Any proxy statement relating to the special meeting will be available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.